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                                                                   Exhibit 10.20

                     PLAINS EXPLORATION & PRODUCTION COMPANY
                        RESTRICTED STOCK AWARD AGREEMENT

     This Restricted Stock Award Agreement (the "Agreement"), executed as of the 25th day of September, 2002, by and between Plains Exploration & Production Company (the "Company") and Timothy T. Stephens (the "Grantee"), evidences the grant by the Company of a stock award (the "Award") of restricted shares of common stock, $.01 par value, of the Company (the "Shares") to the Grantee, to be effective on the effective date of the initial public offering of the Company's common stock in the public securities market (the "Grant Date"), and the Grantee's acceptance of the Award in accordance with the provisions of the Company's 2002 Stock Incentive Plan, as amended or restated from time to time (the "Plan"). The Company and the Grantee agree as follows:

     1. Basis for Award. This Award is made under the Plan pursuant to Section 9 thereof for services to be rendered to the Company by the Grantee and for consideration the Company received as a result of Grantee entering into an employment agreement with the Company.

     2.   Stock Awarded.

          (a) The Company hereby awards to the Grantee, in the aggregate, 30,000 Shares ("Restricted Stock"), which shall be subject to the restrictions and conditions set forth in the Plan and in this Agreement.

          (b) Each certificate issued in respect of the Restricted Stock shall be registered in the Grantee's name and deposited by him, together with a share power endorsed in blank, with the Company and shall bear the following (or a similar) legend:

          "THE TRANSFERABILITY OF THIS CERTIFICATE AND THE COMMON STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) CONTAINED IN THE RESTRICTED STOCK AWARD AGREEMENT EXECUTED ON SEPTEMBER __, 2002, ENTERED INTO BETWEEN THE REGISTERED OWNER AND PLAINS EXPLORATION & PRODUCTION COMPANY"

At the expiration of the restrictions, the Company shall redeliver to the Grantee (or his legal representative, beneficiary or heir) certificates for the Shares deposited with it without any legend except as otherwise provided by the Plan, this Agreement or as otherwise required by applicable law. The Grantee shall have the right to receive dividends on and to vote the Restricted Stock while it is held in custody except as otherwise provided by the Plan. Notwithstanding the foregoing, the Company shall retain custody of all Retained Distributions made or declared with respect to the Restricted Stock and such Retained Distributions shall be subject to the same restrictions on terms and conditions as are applicable to the Restricted Stock.

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          (c)  Except as provided in the Plan or this Agreement, the Restricted
Stock shall be forfeited by the Grantee and all of the Grantee's rights to such stock shall immediately terminate without any payment or consideration by the Company in the event of any sale, assignment, transfer, hypothecation, pledge or other alienation of such Restricted Stock made or attempted by or on behalf of the Grantee, whether voluntary or involuntary, and if involuntary whether by process of law in any civil or criminal suit, action or proceeding, whether in the nature of an insolvency or bankruptcy proceeding or otherwise, without the written consent of the Committee, excluding the Grantee if he so serves on the Committee.

     3. Vesting. The restrictions described in Section 2 of this Agreement will lapse with respect to one-third (1/3) of the Restricted Stock on the first anniversary of the Grant Date and with respect to an additional one-third (1/3) of the Restricted Stock on each of the second and third anniversaries of the Grant Date, provided the Grantee is still employed by the Company (or any Parent or Subsidiary) on such vesting dates. All restrictions will lapse with respect to 100% of the Restricted Stock upon (a) Grantee's death, separation from service due to Disability, termination of employment by the Company without Cause, or termination of employment by the Grantee for Good Reason provided that the Grantee's employment agreement with the Company provides for a termination of employment by the Grantee for Good Reason (as defined in such employment agreement), or (b) a Change in Control of the Company. If the Grantee ceases to be employed by the Company (or any Parent or Subsidiary) for any other reason at any time prior to the vesting dates, the unvested Restricted Stock shall automatically be forfeited upon such cessation of service.

     4. Compliance with Laws and Regulations. The issuance and transfer of Shares shall be subject to compliance by the Company and the Grantee with all applicable requirements of securities laws and with all applicable requirements of any stock exchange on which the Shares may be listed at the time of such issuance or transfer. The Grantee understands that the Company is under no obligation to register or qualify the Shares with the Securities and Exchange Commission ("SEC"), any state securities commission or any stock exchange to effect such compliance.

     5.   Tax Withholding.

          (a) The Grantee agrees that, subject to clause 5(b) below, no later than the date as of which the restrictions on the Restricted Stock shall lapse with respect to all or any of the Restricted Stock covered by this Agreement, the Grantee shall pay to the Company (in cash or to the extent permitted by the Committee, Shares held by the Grantee whose Fair Market Value on the day preceding the date the Restricted Stock vests is equal to the amount of the Grantee's tax withholding liability) any federal, state or local taxes of any kind required by law to be withheld, if any, with respect to the Restricted Stock for which the restrictions shall lapse. The Company or its affiliates shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the Grantee any federal, state or local taxes of any kind required by law to be withheld with respect to the Shares of Restricted Stock.

          (b) If the Grantee properly elects, within thirty (30) days of the Grant Date, to include in gross income for federal income tax purposes an amount equal to the Fair Market

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Value as of the Grant Date of the Restricted Stock granted hereunder pursuant to
Section 83(b) of the Internal Revenue Code of 1986, as amended, the Grantee shall pay to the Company, or make other arrangements satisfactory to the Committee to pay to the Company in the year of such grant, any federal, state or local taxes required to be withheld with respect to such Shares. If the Grantee fails to make such payments, the Company or its affiliates shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the Grantee any federal, state or local taxes of any kind required by law to be withheld with respect to such Shares.

     6. No Right to Continued Employment. Nothing in this Agreement shall be deemed by implication or otherwise to impose any limitation on any right of the Company or any of its affiliates to terminate the Grantee's employment at any time, in the absence of a specific written agreement to the contrary.

     7. Representations and Warranties of Grantee. The Grantee represents and warrants to the Company that:

          (a) Agrees to Terms of the Plan. The Grantee has received a copy of the Plan and has read and understands the terms of the Plan and this Agreement, and agrees to be bound by their terms and conditions. The Grantee acknowledges that there may be adverse tax consequences upon the vesting of Restricted Stock or disposition of the Shares once vested, and that the Grantee should consult a tax adviser prior to such time.

          (b) Cooperation. The Grantee agrees to sign such additional documentation as may reasonably be required from time to time by the Company.

     8. Adjustment Upon Changes in Capitalization. In the event of a Change in Capitalization, the Committee may make appropriate adjustments to the number and class of Shares relating to Restricted Stock as it deems appropriate, in its sole discretion, to preserve the value of this Award. The Committee's adjustment shall be made in accordance with the provisions of Section 13 of the Plan and shall be effective and final, binding and conclusive for all purposes of the Plan and this Agreement.

     9. Governing Law; Modification. This Agreement shall be governed by the laws of the State of Delaware without regard to the conflict of law principles. The Agreement may not be modified except in writing signed by both parties.

     10. Defined Terms. Except as otherwise provided herein, or unless the context clearly indicates otherwise, capitalized terms used but not defined herein have the definitions as provided in the Plan. The terms and provisions of the Plan are incorporated herein by reference, and the Grantee hereby acknowledges receiving a copy of the Plan. In the event of a conflict or inconsistency between the discretionary terms and provisions of the Plan and the provisions of this Agreement, this Agreement shall govern and control.

     11. Miscellaneous. The masculine pronoun shall be deemed to include the feminine, and the singular number shall be deemed to include the plural unless a different meaning is plainly required by the context.

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     IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the date first above written.

                                PLAINS EXPLORATION & PRODUCTION
                                COMPANY


                                    /s/ James C. Flores
                                By:________________________________________
                                Name: James C. Flores
                                Title: Chairman of the Board and Chief Executive
                                       Officer


                                /s/ Timothy T. Stephens
                                ________________________________________
                                Timothy T. Stephens

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